Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned individually acknowledges and agrees that the foregoing Statement on Schedule 13G is filed on behalf of such person and that subsequent amendments to this Statement on Schedule 13G may be filed on behalf of such person without the necessity of filing an additional joint filing agreement.

Dated: May 12, 2022

DISCOVER VENTURES INC.

By:	/s/ Timothy J. Schmidt
Name: Timothy J. Schmidt
Title: Senior Vice President and Treasurer

DFS SERVICES LLC

By:	/s/ Timothy J. Schmidt
Name: Timothy J. Schmidt
Title: Senior Vice President and Treasurer

DISCOVER FINANCIAL SERVICES

By:	/s/ Timothy J. Schmidt
Name: Timothy J. Schmidt
Title: Senior Vice President and Treasurer